UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective February 13, 2007, the Compensation Committee of the Board of Directors of Olin Corporation:

•

granted non-qualified stock options, vesting in three equal annual installments beginning on February 13, 2008, expiring on February 12, 2017, with an exercise price of $16.52 per share (the average of the high and low sales prices on February 13, 2007),

•	adopted a Performance Share Program and granted performance share awards under that program, and

•	approved and authorized the payment of annual incentive awards under its Senior Management Incentive Compensation Plan (“SMICP”) based on Olin’s 2006 performance.

Under the Performance Share Program, the total number of performance shares that vest will vary between 25% and 150% of the target number, depending on Olin’s average annual return on capital for the three years ending December 31, 2009, in relation to the average annual return on capital among a group of companies made up of the Standard & Poor’s 1000 Materials companies plus six other corporations, broken out by quintiles. Performance shares are paid approximately half in cash and half in stock. A copy of the Performance Share Program is filed as Exhibit 99.1.

A copy of the SMICP, which was approved by shareholders on April 28, 2005, is filed as Appendix B to Olin’s 2005 Proxy Statement dated March 15, 2005 and is incorporated herein by reference. The Compensation Committee certified the level of achievement of the 2006 performance goals under the SMICP. As is its usual practice, the committee exercised negative discretion, so that actual payments were less than those permitted under the SMICP. In exercising its negative discretion to establish actual SMICP payment amounts for the named executive officers, the committee reviewed the individual amounts that the CEO and the other named executive officers would have received had they been participants in the management incentive compensation plan used for all other officers and senior managers. These amounts reflect the various elements of performance, including numerical financial targets and individual goals tied to performance criteria such as safety and environmental performance and operating efficiencies, on a company-wide or divisional basis, as appropriate.

The following table lists the incentive award amounts, number of shares subject to option grants and target performance shares awarded to each of the executive officers named in our Summary Compensation Table in our proxy statement for our 2006 annual shareholders meeting:

Executive Officer	2006 SMICP Incentive Award ($)	Stock Options Granted (#)	Target Number of Performance Shares Granted (#)
Joseph D. Rupp Chairman, President and CEO	$760,266	179,250	69,700
John E. Fischer Vice President and Chief Financial Officer	$194,940	43,500	16,850
John L. McIntosh Vice President and President, Chlor Alkali Products Division	$221,884	26,250	10,000
George H. Pain Vice President, General Counsel and Secretary	$194,940	35,250	13,700
Dennis R. McGough Vice President, Human Resources	$116,964	19,500	7,650

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Olin Corporation Performance Share Program adopted February 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain

Name:	George H. Pain
Title:	Vice President, General Counsel and Secretary

Date: February 20, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Olin Corporation Performance Share Program adopted February 13, 2007